EXHIBIT 99.2



      CIRILIUM HOLDINGS APPOINTS NEW PRESIDENT AND CHIEF OPERATING OFFICER

WEST PALM BEACH, FL, U.S.A. . . . AUGUST 2, 2004 . . . Cirilium Holdings, Inc.
(OTCBB: CRLU), an end-to-end Voice over Internet Protocol (VoIP) solutions provider, announced today that its Board of Directors has appointed Timothy Simpson as Cirilium Holdings' new President and Chief Operating Officer, effective immediately. In his new position, Mr. Simpson will report to the Board of Directors and will be fully responsible for the entire operations of Cirilium Holdings and its subsidiaries, both in the United States and abroad.

"We are extremely pleased to appoint Tim Simpson to this important position," said Donald E. Lees, Chief Executive Officer and Director of Cirilium Holdings. "I feel his extensive knowledge of our products, coupled with his telecommunications background and his solid relationships with our customers, make Tim a great fit for our management team and well-suited to lead the Company's operations."

Prior to Cirilium Holdings, Mr. Simpson held key management positions at IBM, Siemens Communications Systems, and Cisco Systems. He brings over 25 years of experience in the Telecommunications and Computer Telephony industries. While at IBM, Mr. Simpson was a key driver/contributor to the success of the IBM PC in its initial phase. He has also spearheaded the Sales Organization at Siemens Communications, driving several million dollars in sales in the CLEC and IXC switching markets and was an integral part of Cisco Systems' sales drive to become a major player in the VoIP service provider markets. Mr. Simpson played a key role in the initial acquisition of Cirilium by Royal Palm Capital Group, Inc. and has been a consultant to Cirilium Holdings since May 2004, assisting the Company through its transition into a public company.

Robert W. Pearce, the interim President since the May 28, 2004 change in control of the Company, has resigned effective July 29, 2004. Mr. Pearce remains on the Board of Directors of Cirilium Holdings, and will continue to advise Cirilium Holdings' management on strategic issues.

ABOUT CIRILIUM HOLDINGS, INC.

Cirilium Holdings, Inc., formerly SK Technologies Corporation, a Delaware corporation, conducts operations through two subsidiaries, Cirilium, Inc., a Florida corporation, and Stitel Systems, Inc., an Arizona corporation.

ABOUT CIRILIUM, INC.

Cirilium, Inc. develops, markets and supports its award winning VoIP solutions. The company delivers true VoIP transport, consistent call control and revenue-generating applications for service providers and enterprises. By integrating legacy and VoIP networks, Cirilium's solutions help customers migrate to new technologies without replacing existing infrastructures. The "core to the edge" product line includes gateways in various densities; switching, call management and billing applications; enhanced pre-paid calling card services; Web voice technologies; and more. The company's website is: www.cirilium.com.

ABOUT STITEL SYSTEMS, INC.
Based in Phoenix, Arizona, StiTel Systems is a technology provider of software based voice, data and video communication products for wireline and wireless enterprise markets. StiTel's Integrated Communication Gateway (ICG), is a software-based Hybrid PBX that offers both TDM and packet-switched capabilities with integrated IP data communication functionalities. The ICG software is based on open standard Linux OS using the industry standard open source packet voice and data communication protocols. The Integrated Communication Gateway consolidates several platforms into one solution, including IP PBX, TDM PBX, VoIP Gateway, IP Router, Multi-Protocol Transfer Switch, Firewall, Virtual Private Network, Multi-Conference Unit for Voice and Interactive Voice Response. The company's website is www.stitelsystems.com.


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FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are "forward-looking statements" are based on current expectations and assumptions that are subject to known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially because of factors such as: the effect of general economic and market conditions, entry into markets with vigorous competition, market acceptance of new products and services, continued acceptance of existing products and services, technological shifts, the ability to adjust to changes in personnel, including management changes, and delays in product development and related product release schedules, any of which may cause revenues and income to fall short of anticipated levels.

For further information regarding risks and uncertainties associated with Cirilium Holdings, Inc. formerly SK Technologies Corporation, and its subsidiaries' businesses, please refer to the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, all of which may be obtained through the SEC's website at: http://www.sec.gov. or by contacting the Company's investor relations department via email at:
Investorrelations@Cirilium.com .

All information in this release is current as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

COMPANY CONTACT FOR CIRILIUM HOLDINGS, INC. AND CIRILIUM, INC.:

INFO@CIRILIUM.COM OR INVESTORRELATIONS@CIRILIUM.COM

SALES CONTACT:
MARK WAGNER, GLOBAL VICE PRESIDENT OF SALES:  (925) 398-0799

COMPANY CONTACT FOR STITEL SYSTEMS, INC.:

NOOR CHOWDHURY: (480) 317-1103
WWW.STITELSYSTEMS.COM OR INFO@STITELSYSTEMS.COM

INVESTOR RELATIONS CONTACT - EUROPE:
HERBERT STRAUSS, EU-IR:  +43 316 296 316  OR  HERBERT@EU-IR.COM